EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 24, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Form S-8, Registration No. 33-54339, filed June 28, 1994.
2.	Form S-8, Registration No. 333-69073, filed December 17, 1998.
3.	Form S-8, Registration No. 333-35280, filed April 20, 2000.
4.	Form S-8, Registration No. 333-45074, filed September 1, 2000.
5.	Form S-8, Registration No. 333-46952, filed September 29, 2000.
6.	Form S-8, Registration No. 333-74960, filed December 12, 2001.
7.	Form S-8, Registration No. 333-60494, filed May 9, 2001.
8.	Form S-8, Registration No. 333-82524, filed February 11, 2002.
9.	Form S-8, Registration No. 333-113966, filed March 26, 2004.
10.	Form S-8, Registration No. 333-113967, filed March 26, 2004.
11.	Form S-8, Registration No. 333-115845, filed May 25, 2004.
12.	Form S-8, Registration No. 333-121144, filed December 10, 2004.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

February 25, 2005